SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.


                    ___________________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  August 5, 1996

                              _______________

                    COLONIAL DATA TECHNOLOGIES CORP.
    ___________________________________________________________________
           (Exact name of registrant as specified in its charter)

                                  Delaware
                ____________________________________________
               (State or other jurisdiction of incorporation)


            1-11057                     04-2763229
            _______                     __________
   (Commission File Number)(I.R.S. Employer Identification No.)


     80 Pickett District Road, New Milford, Connecticut        06776
     _______________________________________________________________
          (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:   (860) 210-3000
                                                      ______________



ITEM 5.  OTHER EVENTS

     On August 5, 1996, the Registrant, Colonial Data Technologies Corp., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with US Order, Inc., a Delaware corporation ("USO") pursuant to which the Company and USO will be merged with and into Newco, a corporation to be formed (the "Merger").

     Under the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of the Company, $.01 par value, will be converted into one share of common stock of Newco ("Newco Common Stock"), and each outstanding share of common stock of USO, $.001 par value, will be converted into one share of Newco Common Stock.

     The Boards of Directors of the Company and USO have agreed to recommend approval of the Merger to their respective stockholders. The obligations of the Company and USO to consummate the Merger are subject to the satisfaction of certain conditions set forth in the Merger Agreement, including the approval of the Merger by the stockholders of the Company and USO.

     The press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  EXHIBITS

Exhibit Number      Description and Reference

     2.1 Agreement and Plan of Merger, dated as of August 5, 1996, between Colonial Data
                    Technologies Corp. and US Order, Inc.

     99.1           Press release, dated August 5, 1996,
                    announcing signing of Agreement and Plan of Merger


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              COLONIAL DATA TECHNOLOGIES CORP.


Dated: August 5, 1996         By:  /s/ Timothy R. Welles
                                   ______________________________
                              Timothy R. Welles
                              Executive Vice President and Chief
                              Operating Officer


                          EXHIBIT INDEX

Exhibit
Number    Description and Reference
______    _________________________

  2.1 Agreement and Plan of Merger, dated as of August 5, 1996, between Colonial Data
          Technologies Corp. and US Order, Inc.

  99.1 Press release, August 5, 1996, announcing signing of Agreement and Plan of Merger